Exhibit 24

                      AMERICAN ELECTRIC POWER COMPANY, INC.

     I, Thomas G. Berkemeyer, Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on January 23, 2002, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.

              GIVEN under my hand this ____ day of February, 2002.


                                               /s/ Thomas G. Berkemeyer
                                               ------------------------
                                                    Assistant Secretary

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                               Board of Directors
                                January 23, 2002

     The Chairman stated that, in connection with the contemplated filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $3,000,000,000 of securities by or for the benefit of the Company, including but not limited to long-term debt (which may be convertible into other securities of the Company), preferred securities, stock purchase contracts and/or common stock of the Company (collectively, "Securities"), there was to be filed with the SEC a Power of Attorney, dated January 23, 2002, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

     Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

          WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $3,000,000,000 aggregate amount of Securities; and

          WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated January 23, 2002, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., Susan Tomasky, Armando A. Pena and Geoffrey
     S. Chatas, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

          NOW, THEREFORE, BE IT

          RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

          RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

          RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

                                                                      Exhibit 24

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                                POWER OF ATTORNEY

     Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $3,000,000,000 aggregate amount of its securities, does hereby appoint E. LINN DRAPER, JR., SUSAN TOMASKY, ARMANDO A. PENA and GEOFFREY S. CHATAS his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of January, 2002.


/s/ E. R. Brooks                        /s/ Leonard J. Kujawa
------------------------                -----------------------------
E. R. Brooks                            Leonard J. Kujawa


/s/ Donald M. Carlton                   /s/ James L. Powell
------------------------                -----------------------------
Donald M. Carlton                       James L. Powell


/s/ John P. DesBarres                   /s/ Richard L. Sandor
------------------------                -----------------------------
John P. DesBarres                       Richard L. Sandor


/s/ E. Linn Draper, Jr.                 /s/ Thomas V. Shockley, III
------------------------                -----------------------------
E. Linn Draper, Jr.                     Thomas V. Shockley, III


/s/ Robert W. Fri                       /s/ Donald G. Smith
------------------------                -----------------------------
Robert W. Fri                           Donald G. Smith


/s/ William R. Howell                   /s/ Linda Gillespie Stuntz
------------------------                -----------------------------
William R. Howell                       Linda Gillespie Stuntz


/s/ Lester A. Hudson, Jr.               /s/ Kathryn D. Sullivan
------------------------                -----------------------------
Lester A. Hudson, Jr.                   Kathryn D. Sullivan